Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated September 18, 2014, in this Registration Statement (Form S-6 No. 333-197825) of Smart Trust, New Jersey Municipal Portfolio of Closed-End Funds Trust, Series 5.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

September 18, 2014